EXHIBIT 99.1

ANSYS Announces Record Q2 2018 Financial Results: Driven by Strong Revenue and Earnings Growth

RAISES FY 2018 EPS GUIDANCE
RAISES FY 2018 REVENUE GUIDANCE IN CONSTANT CURRENCY

ASC 606 - Second Quarter 2018

  GAAP revenue of $305.9 million and non-GAAP revenue of $308.9 million
  GAAP diluted earnings per share of $1.08 and non-GAAP diluted earnings per share of $1.35
  GAAP operating profit margin of 35.5% and non-GAAP operating profit margin of 47.3%
  Deferred revenue and backlog of $586.9 million at June 30, 2018

ASC 605 - Second Quarter 2018 (as if previous revenue recognition guidance was in effect)

  GAAP revenue of $294.0 million and non-GAAP revenue of $298.9 million
  GAAP diluted earnings per share of $0.96 and non-GAAP diluted earnings per share of $1.24
  GAAP operating profit margin of 32.9% and non-GAAP operating profit margin of 45.5%
  Deferred revenue and backlog of $816.1 million at June 30, 2018, an increase of 24% over Q2 2017

The second quarter GAAP and non-GAAP revenue, GAAP and non-GAAP diluted earnings per share, and deferred revenue and backlog all represent new second quarter records under ASC 605.

Other Highlights

  ACV growth of 8% and 10% in constant currency for Q2 2018 and YTD 2018, respectively
  Operating cash flows of $111.1 million and $243.5 million for Q2 2018 and YTD 2018, respectively

Note: We adopted ASC 606 on January 1, 2018, which impacted our financial results, including the categorization and geographic allocation of revenue. For comparability purposes and unless otherwise specified, the amounts included in the commentary below refer to results under ASC 605 as if previous revenue recognition guidance was in effect.

PITTSBURGH, Pa., Aug. 06, 2018 (GLOBE NEWSWIRE) -- ANSYS, Inc. (NASDAQ: ANSS), today reported second quarter 2018 GAAP and non-GAAP revenue growth of 11% and 13%, respectively, or 9% and 10%, respectively, in constant currency. Recurring revenue, which comprises lease license and annual maintenance revenue, totaled 76% of revenue for the second quarter on both a GAAP and non-GAAP basis. For the second quarter, the Company reported growth in diluted earnings per share of 20% and 25% on a GAAP and non-GAAP basis, respectively.

Ajei Gopal, ANSYS President and CEO, commented, “We delivered another strong quarter with double-digit revenue growth. The momentum in our business clearly continued into Q2 and we are excited about the results we are yielding from our focused execution. We are making progress in extending our reach and broadening our footprint throughout the entire product lifecycle."

Gopal further stated, "During Q2, we announced the release of ANSYS® 19.1, which builds upon our industry-leading product portfolio, helping customers accelerate innovation and design products more efficiently. We are also very excited about our innovative, new partnerships with global leaders SAP and PTC. SAP is embedding our digital twin technology into their new product, SAP Predictive Engineering Insights enabled by ANSYS. PTC is integrating ANSYS Discovery LiveTM within their Creo® 3D CAD software, bringing real-time simulation into the modeling environment for designers."

Maria Shields, ANSYS CFO, stated, “The Q2 and first half 2018 results are validation that the investments we are making, combined with our operational focus, are paying off. Our earnings reached record levels and exceeded the high end of our guidance for the second quarter, and our deferred revenue and backlog increased 24% over Q2 2017. Our recent acquisition of OPTIS contributed $6.6 million to non-GAAP revenue during the two months since the closing of the acquisition and we are pleased with the early progress we've made in integrating the OPTIS employees and operations into our business. We will continue to strategically invest in our business as we progress toward our stated goals.”

Financial Results

ANSYS' second quarter and year-to-date 2018 and 2017 financial results are presented below. The 2018 and 2017 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs, restructuring charges and measurement-period adjustments related to the 2017 Tax Cuts and Jobs Act.

GAAP and non-GAAP results under ASC 606:

	GAAP	Non-GAAP
(in millions, except percentages and per share data)	Q2 2018	Q2 2018
Revenue	$305.9	$308.9
Net income	$92.6	$115.8
Earnings per share	$1.08	$1.35
Operating profit margin	35.5%	47.3%

	GAAP	Non-GAAP
(in millions, except percentages and per share data)	YTD 2018	YTD 2018
Revenue	$588.8	$592.1
Net income	$176.9	$218.9
Earnings per share	$2.06	$2.54
Operating profit margin	34.6%	46.2%

GAAP and non-GAAP results under ASC 605:

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	Q2 2018	Q2 2017	% Change	Q2 2018	Q2 2017	% Change
Revenue	$294.0	$263.9	11%	$298.9	$264.3	13%
Net income	$82.4	$69.7	18%	$107.0	$86.4	24%
Earnings per share	$0.96	$0.80	20%	$1.24	$0.99	25%
Operating profit margin	32.9%	37.3%		45.5%	48.3%

	GAAP			Non-GAAP
(in millions, except percentages and per share data)	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change
Revenue	$578.6	$517.3	12%	$584.1	$517.9	13%
Net income	$168.2	$133.0	26%	$211.7	$163.9	29%
Earnings per share	$1.95	$1.53	27%	$2.46	$1.88	31%
Operating profit margin	33.4%	35.5%		45.4%	47.3%

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2018 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures, for the three and six months ended June 30, 2018 and 2017, and for the 2018 financial outlook, are included in the condensed financial information included in this release.

Other Financial Metrics

(in millions, except percentages)	Q2 2018	Q2 2017	% Change	% Change in Constant Currency
Annual contract value (ACV)	$293.0	$265.6	10%	8%
Operating cash flows	$111.1	$112.2	(1)%

(in millions, except percentages)	YTD 2018	YTD 2017	% Change	% Change in Constant Currency
ACV	$586.9	$514.4	14%	10%
Operating cash flows	$243.5	$238.1	2%

ACV is comprised of the following:

  the annualized value of maintenance and lease contracts with start dates or anniversary dates during the period, plus the value of perpetual license contracts with start dates during the period, plus the value of fixed-term services contracts completed during the period with an expected duration of 12 months or less, plus the value of work performed during the period on fixed-deliverable services contracts.

Management's 2018 Financial Outlook

The Company's third quarter and fiscal year 2018 revenue and earnings per share guidance is provided below. The revenue and earnings per share guidance is provided on both a GAAP and a non-GAAP basis, and in accordance with both ASC 606 and ASC 605. Non-GAAP financial measures exclude the income statement effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets, acquisition-related transaction costs and measurement-period adjustments related to the Tax Cuts and Jobs Act.

The financial guidance below includes the impact of the Company's acquisition of OPTIS, which closed in May 2018. Refer to the Prepared Remarks document for additional details related to the impact of the OPTIS acquisition on the Company's financial guidance.

Third Quarter 2018 Guidance

The Company currently expects the following for the quarter ending September 30, 2018:

(in millions, except per share data)	GAAP	non-GAAP
Revenue under ASC 606	$261.4 - $281.4	$265.0 - $285.0
Diluted earnings per share under ASC 606	$0.63 - $0.79	$0.93 - $1.07
Revenue under ASC 605	$296.0 - $306.0	$302.0 - $312.0
Diluted earnings per share under ASC 605	$0.93 - $1.01	$1.25 - $1.31

Commentary on Fiscal Year 2018 Revenue Guidance

The Company's FY 2018 revenue guidance presented below reflects an adverse currency impact of approximately $15 million as compared to the exchange rates provided with the Company's guidance in May 2018. Accordingly, the constant currency growth rates implied in the revenue guidance below are higher than those provided in the May 2018 guidance.

Fiscal Year 2018 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2018:

(in millions, except per share data)	GAAP	non-GAAP
Revenue under ASC 606	$1,200.5 - $1,240.5	$1,210.0 - $1,250.0
Diluted earnings per share under ASC 606	$3.79 - $4.12	$4.87 - $5.14
Revenue under ASC 605	$1,207.4 - $1,229.4	$1,223.0 - $1,245.0
Diluted earnings per share under ASC 605	$3.84 - $4.02	$4.97 - $5.09

(in millions)	Other Financial Metrics
ACV	$1,252.0 - $1,282.0
Operating cash flows	$435.0 - $470.0

Conference Call Information

ANSYS will hold a conference call at 8:30 a.m. Eastern Time on August 7, 2018 to discuss second quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call and only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 855-239-2942 (US) or 412-542-4124 (Canada & Int’l). The call will be recorded and a replay will be available within two hours after the call. The replay will be available by dialing (877) 344-7529 (US), (855) 669-9658 (Canada) or (412) 317-0088 (Int’l) and entering the passcode 10122343. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com/events-and-presentations/events.aspx.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
	ASC 606	ASC 605	ASC 605
(in thousands)	June 30, 2018	June 30, 2018	December 31, 2017
ASSETS:
Cash & short-term investments	$696,163	$696,163	$881,787
Accounts receivable, net	258,280	102,762	124,659
Goodwill	1,575,276	1,575,276	1,378,553
Other intangibles, net	229,654	229,654	157,625
Other assets	298,877	412,034	398,999
Total assets	$3,058,250	$3,015,889	$2,941,623
LIABILITIES & STOCKHOLDERS' EQUITY:
Current deferred revenue	$306,879	$462,575	$440,491
Other liabilities	243,892	239,601	255,301
Stockholders' equity	2,507,479	2,313,713	2,245,831
Total liabilities & stockholders' equity	$3,058,250	$3,015,889	$2,941,623

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Unaudited)
	Three Months Ended			Six Months Ended
	ASC 606	ASC 605	ASC 605	ASC 606	ASC 605	ASC 605
(in thousands, except per share data)	June 30, 2018	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2018	June 30, 2017
Revenue:
Software licenses	$131,147	$161,193	$149,880	$241,193	$316,050	$291,788
Maintenance and service	174,766	132,833	114,044	347,593	262,545	225,541
Total revenue	305,913	294,026	263,924	588,786	578,595	517,329
Cost of sales:
Software licenses	4,099	8,444	7,525	8,010	16,590	16,802
Amortization	9,087	9,087	8,952	17,873	17,873	17,888
Maintenance and service	27,264	22,919	19,861	53,605	45,025	38,679
Total cost of sales	40,450	40,450	36,338	79,488	79,488	73,369
Gross profit	265,463	253,576	227,586	509,298	499,107	443,960
Operating expenses:
Selling, general and administrative	95,058	95,058	77,051	182,867	182,867	150,468
Research and development	58,357	58,357	49,002	115,887	115,887	103,380
Amortization	3,495	3,495	3,139	6,930	6,930	6,246
Total operating expenses	156,910	156,910	129,192	305,684	305,684	260,094
Operating income	108,553	96,666	98,394	203,614	193,423	183,866
Interest income	2,176	2,176	1,668	4,461	4,461	2,917
Other expense, net	(1,007)	(1,007)	(190)	(1,315)	(1,315)	(1,344)
Income before income tax provision	109,722	97,835	99,872	206,760	196,569	185,439
Income tax provision	17,126	15,423	30,142	29,884	28,404	52,403
Net income	$92,596	$82,412	$69,730	$176,876	$168,165	$133,036
Earnings per share – basic:
Earnings per share	$1.10	$0.98	$0.82	$2.11	$2.00	$1.56
Weighted average shares	84,105	84,105	85,167	84,018	84,018	85,311
Earnings per share – diluted:
Earnings per share	$1.08	$0.96	$0.80	$2.06	$1.95	$1.53
Weighted average shares	85,986	85,986	86,895	86,069	86,069	87,060

ANSYS, INC. AND SUBSIDIARIES
ASC 606 Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	June 30, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$305,913	$2,948	(1)	$308,861
Operating income	108,553	37,556	(2)	146,109
Operating profit margin	35.5%			47.3%
Net income	$92,596	$23,250	(3)	$115,846
Earnings per share – diluted:
Earnings per share	$1.08			$1.35
Weighted average shares	85,986			85,986

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $20.6 million of stock-based compensation expense, $0.4 million of excess payroll taxes related to stock-based awards, $12.6 million of amortization expense associated with intangible assets acquired in business combinations, $1.0 million of transaction expenses related to business combinations and the $2.9 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $14.2 million and rabbi trust income of $0.1 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 606 Reconciliation of Non-GAAP Measures
(Unaudited)
	Six Months Ended
	June 30, 2018
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results
Total revenue	$588,786	$3,349	(1)	$592,135
Operating income	203,614	69,907	(2)	273,521
Operating profit margin	34.6%			46.2%
Net income	$176,876	$42,034	(3)	$218,910
Earnings per share – diluted:
Earnings per share	$2.06			$2.54
Weighted average shares	86,069			86,069

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $35.9 million of stock-based compensation expense, $3.5 million of excess payroll taxes related to stock-based awards, $24.8 million of amortization expense associated with intangible assets acquired in business combinations, $2.3 million of transaction expenses related to business combinations and the $3.3 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $29.3 million and rabbi trust income of $0.1 million, and increased for a measurement-period adjustment related to the Tax Cuts and Jobs Act of $1.4 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 605 Reconciliation of Non-GAAP Measures
(Unaudited)
	Three Months Ended
	June 30, 2018				June 30, 2017
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non- GAAP Results
Total revenue	$294,026	$4,860	(1)	$298,886	$263,924	$424	(4)	$264,348
Operating income	96,666	39,468	(2)	136,134	98,394	29,163	(5)	127,557
Operating profit margin	32.9%			45.5%	37.3%			48.3%
Net income	$82,412	$24,611	(3)	$107,023	$69,730	$16,659	(6)	$86,389
Earnings per share – diluted:
Earnings per share	$0.96			$1.24	$0.80			$0.99
Weighted average shares	85,986			85,986	86,895			86,895

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $20.6 million of stock-based compensation expense, $0.4 million of excess payroll taxes related to stock-based awards, $12.6 million of amortization expense associated with intangible assets acquired in business combinations, $1.0 million of transaction expenses related to business combinations and the $4.9 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $14.8 million and rabbi trust income of $0.1 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $14.1 million of stock-based compensation expense, $12.1 million of amortization expense associated with intangible assets acquired in business combinations, $2.0 million of restructuring charges, $0.5 million of transaction expenses related to business combinations and the $0.4 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $12.5 million.

ANSYS, INC. AND SUBSIDIARIES
ASC 605 Reconciliation of Non-GAAP Measures
(Unaudited)
	Six Months Ended
	June 30, 2018				June 30, 2017
(in thousands, except percentages and per share data)	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non- GAAP Results
Total revenue	$578,595	$5,464	(1)	$584,059	$517,329	$567	(4)	$517,896
Operating income	193,423	72,022	(2)	265,445	183,866	61,274	(5)	245,140
Operating profit margin	33.4%			45.4%	35.5%			47.3%
Net income	$168,165	$43,547	(3)	$211,712	$133,036	$30,842	(6)	$163,878
Earnings per share – diluted:
Earnings per share	$1.95			$2.46	$1.53			$1.88
Weighted average shares	86,069			86,069	87,060			87,060

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(2) Amount represents $35.9 million of stock-based compensation expense, $3.5 million of excess payroll taxes related to stock-based awards, $24.8 million of amortization expense associated with intangible assets acquired in business combinations, $2.3 million of transaction expenses related to business combinations and the $5.5 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, decreased for the related income tax impact of $29.9 million and rabbi trust income of $0.1 million, and increased for a measurement-period adjustment related to the Tax Cuts and Jobs Act of $1.4 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with the accounting for deferred revenue in business combinations.

(5) Amount represents $24.6 million of stock-based compensation expense, $24.1 million of amortization expense associated with intangible assets acquired in business combinations, $11.3 million of restructuring charges, $0.7 million of transaction expenses related to business combinations and the $0.6 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $30.4 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending September 30, 2018

	ASC 606	ASC 605
	Earnings Per Share Range - Diluted	Earnings Per Share Range - Diluted
U.S. GAAP expectation	$0.63 - $0.79	$0.93 - $1.01
Adjustment to exclude acquisition adjustments to deferred revenue	$0.03	$0.05
Adjustment to exclude acquisition-related amortization	$0.08	$0.08
Adjustment to exclude stock-based compensation	$0.17 - $0.19	$0.17 - $0.19
Non-GAAP expectation	$0.93 - $1.07	$1.25 - $1.31

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2018

	ASC 606	ASC 605
	Earnings Per Share Range - Diluted	Earnings Per Share Range - Diluted
U.S. GAAP expectation	$3.79 - $4.12	$3.84 - $4.02
Adjustment to exclude acquisition adjustments to deferred revenue	$0.08	$0.13
Adjustment to exclude acquisition-related amortization	$0.36 - $0.37	$0.36 - $0.37
Adjustment to exclude stock-based compensation	$0.53 - $0.58	$0.53 - $0.58
Adjustment to exclude acquisition-related transaction expenses	$0.03	$0.03
Exclusion of measurement-period adjustments related to the Tax Cuts and Jobs Act	$0.02	$0.02
Non-GAAP expectation	$4.87 - $5.14	$4.97 - $5.09

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow the Company focus on and publish both historical results and future projections based on non-GAAP financial measures. The Company believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support its strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangible assets from acquisitions and its related tax impact. The Company incurs amortization of intangible assets, included in its GAAP presentation of amortization expense, related to various acquisitions it has made. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making, and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. This non-GAAP adjustment also includes excess payroll tax expense related to stock-based compensation. Stock-based compensation expense (benefit) incurred in connection with the Company's deferred compensation plan held in a rabbi trust includes an offsetting benefit (charge) recorded in other income (expense). Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Management similarly excludes income (expense) related to assets held in a rabbi trust in connection with the Company's deferred compensation plan. Specifically, the Company excludes stock-based compensation and income (expense) related to assets held in the deferred compensation plan rabbi trust during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Restructuring charges and the related tax impact. The Company occasionally incurs expenses for restructuring its workforce included in its GAAP presentation of cost of software licenses; cost of maintenance and service; research and development expense; and selling, general and administrative expense. Management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally does not incur these expenses as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction expenses, derived from announced acquisitions, for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting as well as comparability with competitors' operating results.

Tax Cuts and Jobs Act. The Company recorded charges in its income tax provision related to the enactment of the Tax Cuts and Jobs Act, specifically for the transition tax related to unrepatriated cash. Management excludes these charges for the purpose of calculating non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as (i) the charges are not expected to recur as part of its normal operations and (ii) the charges resulted from the extremely infrequent event of major U.S. tax reform, the last such reform having occurred in 1986. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in the Company's financial reporting.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

If you've ever seen a rocket launch, flown on an airplane, driven a car, used a computer, touched a mobile device, crossed a bridge or put on wearable technology, chances are you've used a product where ANSYS software played a critical role in its creation. ANSYS is the global leader in engineering simulation. Through our strategy of Pervasive Engineering Simulation, we help the world's most innovative companies deliver radically better products to their customers. By offering the best and broadest portfolio of engineering simulation software, we help them solve the most complex design challenges and create products limited only by imagination. Founded in 1970, ANSYS is headquartered south of Pittsburgh, Pennsylvania, U.S.A. Visit www.ansys.com for more information.

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for the third quarter of 2018 and fiscal year 2018 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization, stock-based compensation expense and acquisition-related transaction costs with related tax impacts); statements regarding management's use of non-GAAP financial measures; statements regarding investing in the business; statements regarding the Tax Cuts and Jobs Act; statements regarding the increase in constant currency revenue growth rates as compared to the May 2018 guidance; and statements regarding the intent to integrate ANSYS Discovery Live within PTC's Creo 3D CAD software are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS’ customers’ ability to purchase products from the Company at the same level as prior periods or to pay for the Company’s products and services; the risk that declines in ANSYS’ customers’ business may lengthen customer sales cycles; the risk of declines in the economy of one or more of ANSYS’ primary geographic regions; the risk that ANSYS’ revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions; the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate; the risk that ANSYS has overestimated its ability to maintain growth and profitability, and control costs; uncertainties regarding the demand for ANSYS' products and services in future periods; uncertainties regarding customer acceptance of new products; the risk of ANSYS’ products' future compliance with industry quality standards and its potential impact on the Company’s financial results; the risk that the Company may need to change its pricing models due to competition and its potential impact on the Company’s financial results; the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products; the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales; the risk that the Company may not be able to recruit and retain key executives and technical personnel; the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently; the risk of unauthorized access to and distribution of the Company’s source code; the risk of the Company’s implementation of its new IT systems; the risk of difficulties in the relationship with ANSYS’ independent regional channel partners; the risk of ANSYS’ reliance on perpetual licenses and the result that any change in customer licensing behavior may have on the Company’s financial results; the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company’s existing product lines may not be successful; the risk of periodic reorganizations and changes within ANSYS’ sales organization; the risk of industry consolidation and the impact it may have on customer purchasing decisions; and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2017 Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.investors.ansys.com/ for more information. The ANSYS IR App is now available for download on iTunes and Google Play. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit www.ansys.com/Social@ANSYS.

Beginning end-of-day September 15, 2018, ANSYS will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitutes the Company's current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by the Company. During the Quiet Period, ANSYS' representatives will not comment on ANSYS' business outlook, financial results or expectations. The Quiet Period will extend until the day when ANSYS' third quarter 2018 earnings release is published, which is currently scheduled for November 7, 2018.

Contact:
Investors:
Annette Arribas
724.820.3700
annette.arribas@ansys.com

Media:
Amy Pietzak
724.820.4367
amy.pietzak@ansys.com